UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2009, Generex Biotechnology Corporation (the “Company”) and accredited investors entered into a securities purchase agreement (the “Securities Purchase Agreement”).

Under the Securities Purchase Agreement, the Company sold an aggregate of 15,312,500 shares of its common stock (“Shares”) and warrants exercisable for up to 5,053,125 shares of its common stock (“Warrants”) to the investors.  The purchase price per Share is $0.80, and the exercise price per share of the Warrants is $1.00.  The Warrants are exercisable for a period of five years commencing 183 days after the closing date.  The net proceeds to the Company from the registered direct public offering, after deducting placement agent fees and its estimated offering expenses, are expected to be approximately $11,660,000. The transaction closed on September 14, 2009.

The Shares and the Warrants will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on September 14, 2009, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-139637), as amended, which became effective on February 23, 2007 (the “Prospectus Supplement”).

On June 8, 2009, the Company entered into a placement agency agreement with Midtown Partners & Co., LLC (“Midtown”), as amended by agreements dated August 5, August 18, and September 11, 2009.  On September 11, 2009, the Company entered into a placement agency agreement with Maxim Group LLC (“Maxim).  Pursuant to the placement agency agreements, Midtown and Maxim agreed to act as the Company’s placement agents in respect of the forgoing transaction.  The Company will pay to each of Midtown and Maxim a cash fee in the aggregate amount of $245,000.  This fee represents 4% of the gross purchase price paid for the Shares and Warrants at the closing by investors introduced to the transaction by Midtown or Maxim, as the case may be, and 2% of the gross purchase price paid for the Shares and Warrants at the closing which were not introduced to the transaction by a registered broker-dealer.  In addition, the Company will issue to each of Midtown and Maxim, or their permitted assigns, a five-year warrant to purchase up to 253,571 shares of common stock of the Company representing (A) 2.5% of the sum of (i) the number of shares of common stock of the Company issued at the closing to investors introduced to the transaction by Midtown or Maxim, as the case may be, and (ii) the number of shares of common stock issuable by the Company upon exercise of all warrants issued at the closing to investors introduced to the transaction by Midtown or Maxim, as the case may be, and (B) 1.25% of the sum of (i) the number of shares of common stock of the Company issued at the closing to investors which were not introduced to the transaction by a registered broker-dealer, and (ii) the number of shares of common stock issuable by the Company upon exercise of all warrants issued at the closing to investors which were not introduced to the transaction by a registered broker-dealer. The shares underlying the placement agent warrants will be issued pursuant to the Prospectus Supplement. The placement agent warrants provide for cashless exercise in the event there is no registration statement covering the underlying warrant shares, and the exercise price per share is $1.00.  The Company may also reimburse the placement agents for expenses (other than legal fees and FINRA fees) reasonably incurred in connection with this offering.

The foregoing summaries of the terms of the placement agency agreements, the form of warrant issued to the investors, the form of the warrant issued to the placement agents and the securities purchase agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 1.2, 4.1, 4.2 and 10.1, respectively, and are incorporated herein by reference. A copy of the press release announcing the registered direct public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Placement Agency Agreement, dated June 8, 2009, by and between Generex Biotechnology Corporation and Midtown Partners & Co., LLC and amendments dated August 5, August 18, and September 11, 2009.

1.2	Placement Agency Agreement dated September 11, 2009, by and between Generex Biotechnology Corporation and Maxim Group LLC.

4.1	Form of Warrant issued in connection with the Securities Purchase Agreement attached as Exhibit 10.1 hereto.

4.2
Form of Warrant issued to Midtown Partners & Co., LLC in connection with the Placement Agency Agreement attached as Exhibit 1.1 hereto and to Maxim Group LLC in connection with the Placement Agency Agreement attached as Exhibit 1.2 hereto.

10.1	Form of Securities Purchase Agreement, dated September 11, 2009, entered into between Generex Biotechnology Corporation and each investor in the offering.

99.1	Press Release, dated September 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: September 14, 2009	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description
1.1	Placement Agency Agreement, dated June 8, 2009, by and between Generex Biotechnology Corporation and Midtown Partners & Co., LLC and amendments dated August 5, August 18, and September 11, 2009.

1.2	Placement Agency Agreement dated September 11, 2009, by and between Generex Biotechnology Corporation and Maxim Group LLC.

4.1	Form of Warrant issued in connection with the Securities Purchase Agreement attached as Exhibit 10.1 hereto.

4.2
Form of Warrant issued to Midtown Partners & Co., LLC in connection with the Placement Agency Agreement attached as Exhibit 1.1 hereto and to Maxim Group LLC in connection with the Placement Agency Agreement attached as Exhibit 1.2 hereto.

10.1	Form of Securities Purchase Agreement, dated September 11, 2009, entered into between Generex Biotechnology Corporation and each investor in the offering.

99.1	Press Release, dated September 14, 2009.